Exhibit A

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated effective as of June 26, 2003, is made and entered into by and between Westar Industries, Inc., a Kansas corporation (fka Westar Capital, Inc.) ("Seller"), on the one hand, and Richard T. Sperberg, an individual, Paul E. Blevins, an individual, Gregory E. Maynard, an individual, and Elizabeth T. Lowe, an individual (collectively, "Buyers"), on the other.

                               W I T N E S S E T H

     WHEREAS, Seller desires to sell 3,174,265 shares of Class A Common Stock (the "Common Stock") of Onsite Energy Corporation ("Onsite") and 649,120 shares of Onsite's Series C Convertible Preferred Stock (the "Preferred Stock"), which represents all of the shares currently owned by Seller, to Buyers upon the terms and conditions contained herein. (The Common Stock and the Preferred Stock collectively shall be referred to herein as the "Onsite Stock").

     WHEREAS, Buyers desire to purchase the Onsite Stock upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   CONTEMPLATED TRANSACTIONS AND CLOSING.

     1.1. Purchase of the Onsite Stock. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 2 below), Buyers shall purchase from Seller, and Seller shall sell to Buyers, the Onsite Common Stock and the Onsite Preferred Stock.

     1.2. Demand and Piggy-Back Rights. Effective as of the Closing (as defined in Section 2 below), Seller hereby transfers and assigns to Buyers all of Seller's rights under and resulting from that certain Registration Rights Agreement dated October 31, 1997, between Seller and Onsite.

     1.3. Buyers' Preemptive Rights. Effective as of the Closing, Seller hereby transfers and assigns to Buyers the "Preemptive Rights," as defined in that certain Stock Subscription Agreement dated October 28, 1997, between Seller and Onsite.

     1.4. Consideration for Onsite Stock. In consideration of the purchase terms set forth in Sections 1.1 through 1.4, at the Closing Buyers shall pay to Seller the sum of $135,000 in immediately available United States Dollars (the "Purchase Price").


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


2.   CLOSING.

     2.1. Closing Date. The transactions contemplated hereby shall be consummated at a closing (the "Closing") that shall take place simultaneously at 7:30 A.M. Pacific Daylight Time on June 26, 2003, at Onsite's offices, 701 Carlsbad Airport Road, Suite 200, Carlsbad, CA 92009, and the offices of Seller, 818 Kansas Avenue, Topeka, KS 66612. The Closing may also be held at such other time and place as may be agreed upon by the parties. The date of the Closing is referred to herein as the "Closing Date" and all transactions contemplated herein to occur at the Closing shall be deemed to occur on the Closing Date and all transfers and assignments of title shall vest and be deemed effective on the Closing Date.

     2.2. Deliveries at or prior to the Closing. Upon the terms and conditions set forth in this Agreement, Buyers and Seller shall make the following deliveries at the Closing of the Closing Date.

          2.2.1. Deliveries by Buyers at the Closing. At or before the Closing Buyers shall deliver to Seller the following:

               (a) The Purchase Price by cashier's check or by a wire transfer in accordance with written instructions from Seller; and

               (b) A certificate, executed by Buyers and dated as of the Closing Date, certifying that all of the representations and warranties set forth in Section 4 hereof are true and correct in all material respects and that all of the conditions set forth in Section 4 hereof have been satisfied.

          2.2.2. Deliveries by Seller at the Closing. At or prior to the Closing, Seller shall deliver to Buyers the following:

               (a) Share certificates evidencing the Common Stock, duly endorsed to Buyers or together with an executed Stock Power Separate From Certificate substantially in the form attached hereto as Exhibit A;

               (b) Share certificates evidencing the Preferred Stock, duly endorsed to Buyers or together with an executed Stock Power Separate From Certificate substantially in the form attached hereto as Exhibit B;

               (c) A certificate, executed by Seller and dated as of the Closing Date, certifying that all of the representations and warranties set forth in Section 3 hereof are true and correct in all material respects and that all of the conditions set forth in Section 6 hereof have been satisfied.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller hereby represents and warrants to Buyers that:

     3.1. Title to Properties and Assets. Seller has good and marketable title to the Onsite Stock, free and clear from any liens and/or encumbrances.

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


     3.2. Authorization.

          3.2.1. All corporate action on the part of Seller, its officers, directors and stockholders necessary for the sale and transfer of the Onsite Stock pursuant hereto and the performance of Seller's obligations hereunder has been taken or will be taken prior to the Closing.

          3.2.2. The amounts of Common Stock and Preferred Stock to be transferred to Buyers in this Agreement represent the entirety of the shares of Onsite stock owned by Seller.

     3.3. Seller's Acknowledgement of Buyers' Insider Status. Seller understands and acknowledges that Buyers are executive officers of Onsite and likely possess material non-public information relating to Onsite. Seller waives its rights to make any claims it may have to any recovery of any damages resulting from Seller's claims related to lack of knowledge of such material non-public information.

     3.4. No Conflict; No Consents or Approvals Required. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby will:

               (a) Conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Seller;

               (b) Conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Seller or by which it or any of its properties or assets are bound or affected; or

               (c) Conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of any lien, charge or encumbrance on any of the respective properties or assets of it pursuant to any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, deed of trust, lease, permit, license, franchise, authorization, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets is bound or affected.

     3.5. Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Seller that questions the validity of this Agreement or the right of Seller to enter into it, or to consummate the transactions contemplated hereby.

     3.6. Reports and Other Information. All material reports, documents and information required to be filed with the Securities and Exchange Commission with respect to Seller related to this transaction have or will be filed timely.

     3.7. Receipt of Information. Seller has received information and the opportunity to ask questions of Onsite management and has considered such information in evaluating the terms and conditions of the sale and transfer of the Onsite Stock, and the business, properties, prospects and financial condition of Onsite and in deciding to accept Buyers' offer to purchase the

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

Onsite  Stock.   The   foregoing,   however,   does  not  limit  or  modify  the
representations and warranties of Seller in Section 3 hereof or the right of Buyers to rely thereon.

     3.8. Independent Legal Advice. This Agreement has been negotiated at arms length and Seller has been given the opportunity to be represented by legal counsel of its choosing and to the extent Seller has deemed necessary, Seller has consulted with independent legal counsel with respect to its rights and obligations under this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF BUYERS.

     Buyers represent and warrant that:

     4.1. Authorization. All action on the part of Buyers necessary for the purchase of the Onsite Stock pursuant hereto and the performance of Buyers' obligations hereunder has been taken or will be taken prior to the Closing.

     4.2. Purchase Entirely for Own Account. This Agreement is made with Buyers in reliance upon such Buyers' representation to Seller, which by Buyers' execution of this Agreement Buyers hereby confirm, that the Onsite Stock to be purchased by Buyers will be acquired for investment purposes for Buyers' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part hereof in violation of applicable federal or state securities laws. By executing this Agreement, Buyers further represent that Buyers do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Onsite Stock. A transfer of the Onsite Stock to an Affiliate by Buyers shall not be deemed to be a violation of this provision. As used herein, the term "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person.

     4.3. Reliance Upon Buyers' Representations. Buyers understand that the Onsite Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") on the grounds that the transactions contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and Regulation D promulgated thereunder, and that Seller's reliance on such exemption is predicated on Buyers' representations set forth herein.

     4.4. Investment Experience. Buyers represent that they are experienced in evaluating and investing in securities of companies and acknowledges that they are able to fend for themselves, can bear the economic risk of the investment, and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Onsite Stock.

     4.5. Accredited Buyers. Buyers represent that they are executives officers of Onsite and are therefore "accredited Buyers" as that term is defined in Regulation D, 17 C.F.R. 230.501(a).

     4.6. Restricted Securities. Buyers understand that the Onsite Stock transferred hereunder may not be sold, transferred or otherwise disposed of without registration under the Securities Act or any exemption therefrom, and

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

that in the absence of an effective registration statement covering the Onsite Stock, or an available exemption from registration under the Securities Act, the Onsite Stock must be held indefinitely. In particular, Buyers is aware that the Onsite Stock may not be sold pursuant to Rule 144, 17 C.F.R. 230.144, unless all of the conditions of that Rule are met.

     4.7. Independent Legal Advice. This Agreement has been negotiated at arms length and Buyers have been given the opportunity to be represented by legal counsel of their choosing and to the extent Buyers have deemed necessary, Buyers have consulted with independent legal counsel with respect to their rights and obligations under this Agreement.

5.   CONDITIONS OF BUYERS' OBLIGATIONS AT CLOSING.

     The obligations of Buyers under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions, the waiver of which shall not be effective against Buyers unless consented to by Buyers in writing:

     5.1. Representations and Warranties. The representations and warranties of Seller contained in Section 2 hereof shall be true and correct in all material respects on and as of the Closing Date.

     5.2. Performance. Seller shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

     5.3. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body that are required in connection with the sale of the Onsite Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

     5.4. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated to occur on the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyers, or Buyers' counsel, as the case may be.

6.   CONDITIONS OF SELLER'S OBLIGATIONS AT CLOSING.

     The obligations of Seller to Buyers under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions by Buyers, the waiver of which shall not be effective unless consented thereto in writing:

     6.1. Representations and Warranties. The representations and warranties of Buyers contained in Section 4 hereof shall be true and correct in all material respects on and as of the Closing Date.

     6.2. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Onsite Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

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

     6.3. Performance. Buyers shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

7.   RESTRICTIONS ON TRANSFERABILITY  OF SECURITIES;  COMPLIANCE WITH SECURITIES
     ACT

     7.1. Restrictions on Transferability. Upon the transfer of the Onsite Stock from Seller to Buyers, the Onsite Stock shall not be further transferable, except upon the conditions specified in this Section. Buyers will cause any successor or proposed transferee of the Onsite Stock to agree to take and hold the Onsite Stock subject to the conditions specified in this Section. Buyers acknowledge the restrictions upon its right to transfer the Onsite Stock set forth in this Section.

     7.2. Restrictive Legends. Each certificate representing the Onsite Stock shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO SELLER THAT SUCH REGISTRATION IS NOT REQUIRED.

8.   MISCELLANEOUS.

     8.1. Entire Agreement. This Agreement and the schedules and other documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     8.2. Survival of Warranties. The warranties, representations and covenants of Seller and Buyers, jointly and severally, contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date.

     8.3. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


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

     8.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by a party and sent to the other parties via facsimile transmission and the facsimile transmitted copy shall have the same integrity, force and effect as an original document.

     8.6. Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     8.7. Notices. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after 5 days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one business day after transmission, if sent by facsimile, to the following:

           If to Seller:            Westar Industries, Inc.
                                    C/O Westar Energy, Inc.
                                    818 South Kansas Avenue
                                    Topeka, KS 66612
                                    Attn:  General Counsel
                                    Fax: 785-575-8061

           If to Buyers:            Richard T. Sperberg
                                    c/o Onsite Energy Corporation
                                    701 Palomar Airport Road, Suite 200
                                    Carlsbad, CA 92009
                                    Fax: (760) 931-2405

                                    Paul E. Blevins
                                    c/o Onsite Energy Corporation
                                    701 Palomar Airport Road, Suite 200
                                    Carlsbad, CA 92009
                                    Fax: (760) 931-2405

                                    Gregory E. Maynard
                                    c/o Onsite Energy Corporation
                                    701 Palomar Airport Road, Suite 200
                                    Carlsbad, CA 92009
                                    Fax: (760) 931-2405

                                    Elizabeth T. Lowe
                                    c/o Onsite Energy Corporation
                                    2303 Camino Ramon, Suite 280
                                    San Ramon, CA  94583
                                    Fax: (925) 358-4261

Any party hereto may change its address for purposes hereof by notice to all other parties hereto.

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

     8.8. Dispute Resolution. No party to this Agreement shall be entitled to take legal action with respect to any dispute relating hereto until it has complied in good faith with the following alternative dispute resolution procedures. This Section shall not apply to the extent it is deemed necessary to take legal action immediately to preserve a party's adequate remedy.

          8.8.1. Negotiation. The parties shall attempt promptly and in good faith to resolve any dispute arising out of or relating to this Agreement, through negotiations between representatives who have authority to settle the controversy. Any party may give the other party written notice of any such dispute not resolved in the normal course of business. Within 20 days after delivery of the notice, representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange information and to attempt to resolve the dispute, until the parties conclude that the dispute cannot be resolved through unassisted negotiation. Negotiations extending sixty days after notice shall be deemed at an impasse, unless otherwise agreed by the parties.

          If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purpose of the Federal and state Rules of Evidence.

          8.8.2. ADR Procedure. If a dispute with more than $20,000.00 at issue has not been resolved within 60 days of the disputing party's notice, a party wishing resolution of the dispute ("Claimant") shall initiate assisted Alternative Dispute Resolution ("ADR") proceedings as described in this Section. Once the Claimant has notified the other ("Respondent") of a desire to initiate ADR proceedings, the proceedings shall be governed as follows: By mutual agreement, the parties shall select the ADR method they wish to use. That ADR method may include arbitration, mediation, mini-trial, or any other method which best suits the circumstances of the dispute. The parties shall agree in writing to the chosen ADR method and the procedural rules to be followed within 30 days after receipt of notice of intent to initiate ADR proceedings. To the extent the parties are unable to agree on procedural rules in whole or in part, the current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, CPR Model Mini-trial Procedure, or CPR Commercial Arbitration Rules--whichever applies to the chosen ADR method--shall control, to the extent such rules are consistent with the provisions of this Section. If the parties are unable to agree on an ADR method, the method shall be arbitration.

          The parties shall select a single Neutral third party to preside over the ADR proceedings, by the following procedure: Within 15 days after an ADR method is established, the Claimant shall submit a list of five acceptable Neutrals to the Respondent. Each Neutral listed shall be sufficiently qualified, including demonstrated neutrality, experience and competence regarding the subject matter of the dispute. A Neutral who is an attorney or former judge shall be deemed to have adequate experience. None of the Neutrals may be present or former employees, attorneys, or agents of either party. The list shall supply information about each Neutral, including address, and relevant background and experience (including education, employment history and prior ADR assignments). Within 15 days after receiving the Claimant's list of Neutrals, the Respondent shall select one Neutral from the list, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the

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

     Respondent, the Respondent shall submit a list of five Neutrals, together with the above background information, to the claimant. Each of the Neutrals shall meet the conditions stated above regarding the Claimant's Neutrals. Within 15 days after receiving the Respondent's list of Neutrals, the Claimant shall select one Neutral, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Claimant, then the parties shall request assistance from the Center for Public Resources, Inc., to select a Neutral.

          The ADR proceeding shall take place within 30 days after the Neutral has been selected. The Neutral shall issue a written decision within 30 days after the ADR proceeding is complete. Each party shall be responsible for an equal share of the costs of the ADR proceeding. The parties agree that any applicable statute of limitations shall be tolled during the pendency of the ADR proceedings, and no legal action may be brought in connection with this Agreement during the pendency of an ADR proceeding.

          The Neutral's written decision shall become final and binding on the parties, unless a party objects in writing within 30 days of receipt of the decision. The objecting party may then file a lawsuit in any court allowed by this Agreement. The Neutral's written decision shall be admissible in the objecting party's lawsuit.

     8.9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Buyers, its successors or assigns, and each future holder of such securities and Seller. A waiver by any party hereto of a default in the performance of this Agreement shall not operate as a waiver of any future or other default, whether of a like or different kind.

     8.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the parties shall use their efforts to substitute provisions of substantially the same effect. The balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


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


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     SELLER:

                                     WESTAR INDUSTRIES, INC.
                                     (fka Westar Capital, Inc.)

                                     By: /s/ Larry D. Irick
                                        ----------------------------------------
                                        Name:  Larry D. Irick
                                             -----------------------------------
                                        Title: Secretary
                                             -----------------------------------

                                     Date: June 26, 2003



                                     BUYERS:

                                     /s/Richard T. Sperberg
                                     -------------------------------------------
                                     Richard T. Sperberg, an individual

                                     Date: June 26, 2003


                                     /s/Paul E. Blevins
                                     -------------------------------------------
                                     Paul E. Blevins, an individual

                                     Date: June 26, 2003


                                     /s/Gregory E. Maynard
                                     -------------------------------------------
                                     Gregory E. Maynard, an individual

                                     Date: June 26, 2003


                                     /s/Elizabeth T. Lowe
                                     -------------------------------------------
                                     Elizabeth T. Lowe, an individual

                                     Date: June 26, 2003




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


                                  Exhibit A to
                            Stock Purchase Agreement


                      STOCK POWER SEPARATE FROM CERTIFICATE
                             (Class A Common Stock)

For value  received,  the  undersigned  hereby  sells,  assigns and transfers to
Richard T. Sperberg, Paul E. Blevins, Gregory E. Maynard and Elizabeth T. Lowe (collectively, "Transferees"), in accordance with that certain Stock Distribution Agreement among Transferees, 3,174,265 shares of Class A Common Stock of Onsite Energy Corporation, a Delaware corporation (the "Company"), standing in the undersigned's name on the books of the Company and represented by the following share certificates:


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      Share Certificate                            Number of Shares

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            CA-
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            CA-
------------------------------------     ----------------------------------
            CA-
------------------------------------     ----------------------------------

--------------------------------------------------------------------------------





                                               WESTAR INDUSTRIES, INC.
                                               (fka Westar Capital, Inc.)



                                               By:
                                                  ------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                       -------------------------




                                   Exhibit A

                                  Exhibit B to
                            Stock Purchase Agreement


                      STOCK POWER SEPARATE FROM CERTIFICATE
                     (Series C Convertible Preferred Stock)

For value  received,  the  undersigned  hereby  sells,  assigns and transfers to
Richard T. Sperberg, Paul E. Blevins, Gregory E. Maynard and Elizabeth T. Lowe (collectively, "Transferees"), in accordance with that certain Stock Distribution Agreement among Transferees, 649,120 shares of Series C Convertible Preferred Stock of Onsite Energy Corporation, a Delaware corporation (the "Company"), standing in the undersigned's name on the books of the Company and represented by the following share certificates:


--------------------------------------------------------------------------------

             Share Certificate                        Number of Shares
----------------------------------------    ------------------------------------
                  PC-01                                   200,000
----------------------------------------    ------------------------------------
                  PC-02                                     3,250
----------------------------------------    ------------------------------------
                  PC-03                                     4,955
----------------------------------------    ------------------------------------
                  PC-04                                     5,075
----------------------------------------    ------------------------------------
                  PC-05                                   200,000
----------------------------------------    ------------------------------------
                  PC-06                                    10,074
----------------------------------------    ------------------------------------
                  PC-07                                   200,000
----------------------------------------    ------------------------------------
                  PC-08                                    10,320
----------------------------------------    ------------------------------------
                  PC-09                                    15,446
----------------------------------------    ------------------------------------

--------------------------------------------------------------------------------


                                            WESTAR INDUSTRIES, INC.
                                            (fka Westar Capital, Inc.)



                                             By:   /s/ Larry D. Irick
                                                --------------------------------
                                                Name:  Larry D. Irick
                                                     ---------------------------
                                                Title: Secretary
                                                     ---------------------------


Signature Guaranteed:



By: /s/ Jean Robinson
    -----------------



                                   Exhibit B